SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934
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SUN HEALTHCARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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Sun Healthcare Group, Inc.
to Acquire Peak Medical Corporation

Investor Conference Call Scheduled for 9 a.m. EDT on May 18, 2005

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

Irvine, Calif. (May 16, 2005) - Sun Healthcare Group, Inc. (NASDAQ: SUNH) today announced that it has signed a definitive agreement to acquire Peak Medical Corporation, an Albuquerque-based healthcare company. Sun has agreed to exchange approximately nine million shares of its common stock for all of Peak's outstanding stock. The enterprise value of the transaction is expected to be approximately $150 million, based on Sun's closing price on May 13, 2005 and the assumption of approximately $96 million of existing Peak debt, and is expected to be accretive to Sun's earnings following the close of the transaction.

Peak operates 62 inpatient facilities that include skilled nursing facilities, independent and assisted living residences and a small hospice operation. Peak's operations are located in seven states with more than 5,300 licensed beds and 900 managed beds. The seven states are contiguous to Sun's western operating locations. Peak has approximately 4,900 employees serving more than 4,400 residents and patients on a daily basis. For the 12 months ended March 31, 2005, Peak had unaudited revenues of approximately $225 million and EBITDAR of approximately $29 million.

The transaction is expected to close in the second half of 2005, subject to certain closing conditions that include stockholder, regulatory and other approvals. Sun expects to file preliminary proxy materials with the SEC before the end of June 2005.

"Sun's acquisition of Peak creates an outstanding strategic combination that builds on our core strengths, leverages our organizational infrastructure and complements our geographic footprint," said Richard K. Matros, Sun's chairman and chief executive officer. "This growth step marks the next milestone in Sun's progression. We are poised to continue moving forward." Matros and the Sun senior management team will continue in their current roles in the combined organization.

"Our management team is pleased to provide our stockholders with the opportunity to participate in the future of Sun," stated Charles Gonzales, chief executive officer of Peak. "We are fortunate to join a company that shares our operating philosophy and commitment to quality service."

As initially provided in Sun's year-end release dated March 2, 2005, Sun continues to expect that its 2005 standalone revenues will be approximately $870 million to $880 million while standalone EBITDAR is expected to be approximately $55 million to $57 million. Guidance will be updated after the acquisition is completed.

Conference Call

Sun's senior management team will hold a conference call to discuss the acquisition on Wednesday, May 18, 2005, at 9 a.m. EDT/ 6 a.m. PDT. To listen to the conference call, dial (877) 516-8526 and refer to Sun Healthcare Group. A recording of the call will be available from noon EDT on May 18 until midnight EDT on May 25 by calling (800)-642-1687 and using access code 6098098.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, Inc., home care through SunPlus Home Health Services, Inc. and medical laboratory and mobile radiology services through SunAlliance Healthcare Services, Inc.

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Statements made in this release that are not historical facts, including our estimates regarding financial performance in 2005, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; the possible failure to occur of the conditions to closing of the Peak Medical Corporation transaction; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; our ability to generate cash flow sufficient to operate our business; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K, copies of which are available at Sun's web site, www.sunh.com.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In connection with the proposed acquisition of Peak Medical Corporation, Sun intends to file a proxy statement and other relevant materials with the SEC. THIS MATERIAL IS NOT A SUBSTITUTE FOR THE PROXY STATEMENT THAT SUN INTENDS TO FILE WITH THE SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF SUN ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS, ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Sun with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun's investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc., 101 Sun Avenue NW, Albuquerque, NM 87109. You may also read and copy any reports, statements, and other information filed by Sun with the SEC at the SEC public reference room at 450 Fifth Street, NW, Room 1200, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC's web site for further information on its public reference room.

Sun, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Sun stockholders in favor of the proposed transactions. Information concerning Sun's directors and executive officers may be found in the documents filed by Sun with the SEC. Certain executive officers and directors of Sun may have interests in the proposed transaction that may differ from the interests of stockholders generally. Additional information regarding the participants will be contained in the proxy statement.